UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2025, Steven F. Nicola, the Company’s Chief Financial Officer and Treasurer, informed Matthews International Corporation (“Matthews” or the “Company”) of his plans to retire effective December 31, 2025. The Company’s Board of Directors (the “Board”) extends its gratitude to Mr. Nicola for his many years of service to Matthews.

In connection with the retirement of Mr. Nicola, the Board appointed Daniel E. Stopar, age 57, as successor to Mr. Nicola as Matthews’ Chief Financial Officer and Treasurer, with related duties expected to transition from Mr. Nicola to Mr. Stopar effective December 1, 2025. Mr. Stopar currently serves as Senior Vice President, Operations Controller & Head of Global Business Services of the Company, a position he has held since October 2020. Prior to that, Mr. Stopar served as the Company’s Vice President, Operations Controller from December 2017 to September 2020.

In connection with his appointment, Mr. Stopar will receive a salary, as determined by the Board, commensurate with his duties as Chief Financial Officer and Treasurer, paid in accordance with the Company’s normal payroll practices. Further, Mr. Stopar is eligible to receive annual incentive compensation based upon and subject to the achievement of performance objectives and other terms and conditions as determined by the Board and/or the Company’s Compensation Committee under the Company’s 2015 Incentive Compensation Plan, along with long-term incentive awards in the form of equity grants under the Company’s Second Amended and Restated 2017 Equity Compensation Plan. Mr. Stopar is also eligible to participate in the Company’s employee benefit plans and is party to a change-in-control agreement with Matthews on the same terms as other members of the Company’s executive management.

There was no arrangement or understanding between Mr. Stopar and any other person(s) pursuant to which he was selected to be Chief Financial Officer and Treasurer of the Company, and Mr. Stopar does not have any family relationships with any of the Company’s executive officers or directors. Mr. Stopar is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01. Regulation FD Disclosure.

On August 19, 2025, the Company issued a press release announcing the retirement of Mr. Nicola from his role as Chief Financial Officer and Treasurer of Matthews, along with the appointment of Mr. Stopar as the Company’s Chief Financial Officer and Treasurer, and the related transition of duties from Mr. Nicola to Mr. Stopar effective December 1, 2025. A copy of the press release with respect to Mr. Nicola’s retirement and Mr. Stopar’s appointment is furnished hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of Matthews under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 19, 2025, issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Joseph C. Bartolacci
Joseph C. Bartolacci
President and Chief Executive Officer

Date: August 19, 2025